EDWARDS AND LOCK MANAGEMENT CORPORATION

               FINANCIAL STATEMENTS
               AS OF DECEMBER 31 AND MARCH 31, 1997
               TOGETHER WITH REPORT OF
               INDEPENDENT PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Edwards and Lock Management Corporation:

We have audited the accompanying balance sheets of Edwards and Lock Management Corporation, (a California Corporation) as of December 31, 1997 and March 31, 1997, and the related statements of operations and retained earnings and cash flows for the nine months ended December 31, 1997 and the year ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Edwards and Lock Management Corporation as of December 31, 1997 and March 31, 1997, and the results of its operations and its cash flows for the nine months ended December 31, 1997 and the year ended March 31, 1997, in conformity with generally accepted accounting principles.




                                   ARTHUR ANDERSEN LLP



Los Angeles, California
April 9, 1998



             EDWARDS AND LOCK MANAGEMENT CORPORATION


                         BALANCE SHEETS

                             ASSETS

                         (in thousands)

                                              12/31/97   3/31/97
CURRENT ASSETS:
  Cash and cash equivalents                 $ 2,749     $ 2,170
  Accounts receivable, net of
    allowance for doubtful accounts
    of $159 and $53 at December 31 and
    March 31, 1997, respectively               6,716      6,263
  Income taxes receivable                        416         41
  Other receivables                               23        23
  Inventories, net                            18,465     14,259
  Deferred tax asset                           1,122        996
                                             -------    -------
Total current assets                          29,491     23,752

PROPERTY AND EQUIPMENT:
  Office equipment                               958        866
  Warehouse equipment                            316        305
  Leasehold improvements                         372        327
  Building                                       797        797
                                             -------    -------
                                               2,443      2,295
  Less--Accumulated depreciation             (1,009)      (849)
                                             -------    -------
  Net property and equipment                   1,434      1,446

Investment in affiliate                           50         -
Other assets                                      41         41
                                             -------    -------
          Total assets                       $31,016    $25,239
                                             =======    =======





  The accompanying notes are an integral part of these balance sheets.




             EDWARDS AND LOCK MANAGEMENT CORPORATION


                         BALANCE SHEETS


              LIABILITIES AND SHAREHOLDER'S EQUITY

                         (in thousands)

                                              12/31/97   3/31/97
CURRENT LIABILITIES:
  Accounts payable                           $ 3,464    $ 2,306
  Accrued expenses                               635        884
  Current portion of capital lease obligation    175        180
  Dividends payable                              225         -
                                             -------    -------
          Total current liabilities            4,499      3,370
                                             -------    -------

CAPITAL LEASE OBLIGATION                         125        243

COMMITMENTS & CONTINGENCIES

SHAREHOLDER'S EQUITY:
  Capital stock, no par value;
    authorized 100,000 shares;
    outstanding 45,000 shares                      9          9
  Retained earnings                           26,383     21,617
                                             -------    -------
          Total shareholder's equity          26,392     21,626
                                             -------    -------
Total liabilities and shareholder's equity   $31,016    $25,239
                                             =======    =======





  The accompanying notes are an integral part of these balance sheets


             EDWARDS AND LOCK MANAGEMENT CORPORATION


         STATEMENTS OF OPERATIONS AND RETAINED EARNINGS


                         (in thousands)

                                             9 MONTHS  12 MONTHS
                                              ENDED      ENDED
                                             12/31/97    3/31/97
Net sales                                    $46,125    $49,344

Cost of sales                                 29,628     31,317
                                             -------    -------
         Gross profit                         16,497     18,027

Selling, general and
 administrative expenses                       8,158      9,786

Equity in income(loss) of affiliate               50        (5)
                                             -------    -------
          Income from operations               8,389      8,236
                                             -------    -------

Interest income                                   77         47
                                             -------    -------

          Income before taxes                  8,466      8,283



Income taxes                                   3,475      3,279
                                             -------    -------
          Net income                           4,991      5,004




RETAINED EARNINGS, beginning of year          21,617     16,838

Dividends                                      (225)      (225)
                                             -------    -------
RETAINED EARNINGS, end of year               $26,383   $21,617
                                             =======    =======




 The accompanying notes are an integral part of these financial statements.



             EDWARDS AND LOCK MANAGEMENT CORPORATION


                    STATEMENTS OF CASH FLOWS


                         (in thousands)

                                             9 MONTHS  12 MONTHS
                                              ENDED      ENDED
                                             12/31/97    3/31/97
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                 $ 4,991    $ 5,004
  Adjustments to reconcile net income to net
    cash provided by operating activities-
     Depreciation and amortization               160        243
     Equity in undistributed earnings of affiliate(50)       -
     Increase in accounts receivable           (453)      (848)
     Decrease in taxes                         (375)      (450)
     Increase in other receivables                -        (23)
     Increase in inventory                   (4,206)    (1,343)
     (Decrease) increase in deferred tax asset (126)        105
     Decrease in other assets                     -           2
     Increase (decrease) in accounts payable   1,158    (2,121)
     (Decrease) Increase in accrued liabilities(249)        267
     Decrease in capital lease obligation      (123)      (154)
                                             -------    -------
            Net cash provided by operating
              activities                         727        682
                                             -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                     (148)      (182)
  Proceeds from sale of bonds                     -       1,560
                                             -------    -------
            Net cash (used in) provided by
              investing activities             (148)      1,378
                                             -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                  -       (225)
                                             -------    -------

NET CHANGE IN CASH                                579     1,835

CASH, beginning of year                        2,170        335
                                             -------    -------
CASH, end of year                           $ 2,749     $ 2,170
                                            =======     =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes during the nine months ending
December 31, 1997 and fiscal year 1997 was $3,975 and $3,355, respectively. There was no cash paid for interest during any of the aforementioned periods.

 The accompanying notes are an integral part of these financial statements.


             EDWARDS AND LOCK MANAGEMENT CORPORATION


                  NOTES TO FINANCIAL STATEMENTS


                 DECEMBER 31 AND MARCH 31, 1997

                         (in thousands)
1.   Organization

     Edwards and Lock Management Corp. (the "Company"), a California corporation doing business as Special-T Fasteners ("Special-T"), was formed on April 20, 1977. Special-T distributes precision fasteners, utilized primarily in the aerospace industry, to both the government and commercial manufacturers in the United States and abroad. The Company is individually-owned by one of the original shareholders of the Company (the "shareholder").

     During January 1998, the Company entered into an agreement and was acquired by The Fairchild Corporation
     ("Fairchild")(see Note 11).

2.   Summary of Significant Accounting Policies

     General

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from estimated amounts. Management believes that these estimates provide a reasonable basis for the fair presentation of the Company's financial position and results of operations.

     Risks and uncertainties

     Since Special-T's products are used primarily by manufacturers in the aerospace industry, significant changes in the aerospace industry could have a significant impact on the Company's results of operations for any particular year.

     Cash and cash equivalents

     The Company considers all highly liquid investments with
original  maturities of three months or less at the time of
purchase to be cash      equivalents.

2.   Summary of Significant Accounting Policies (continued)

     Accounts receivable

     Accounts receivable are recorded at the time product is shipped. Any amounts which are at least 12 months past due and deemed uncollectable are written off in full. The allowance for doubtful accounts is based on historical experience and review of periodic aging of accounts.

     Inventories

     Inventories are priced at lower of cost or market (net realizable value). Cost is determined primarily using the weighed average cost method, which approximates the first-in first-out (FIFO) method. Appropriate consideration is given to price deterioration, excess and obsolescence and other factors in evaluating net realizable value.

     During the nine months ended December 31, 1997, the Company purchased approximately $1,600 of product from a subsidiary of Fairchild (see Note 4). This inventory was excluded from management's analysis of potential excess or obsolete inventory because the marketing lead time for this inventory is longer than that of the Company's general products. Management believes that the carrying value of this inventory is fully realizable. Reserves for excess and obsolete inventory, aggregated $3,126 and $2,675 at December 31 and March 31, 1997, respectively.

     Property and equipment

     Property and equipment are stated at cost less accumulated depreciation. Gains or losses on disposition of property and equipment are credited or charged to income. Depreciation is computed principally using accelerated tax methods for both income tax and financial statement purposes. The method used for financial statement purposes approximates the double-declining balance method and is determined by management to be a reasonable allocation of the assets' cost to expense over the assets' useful lives as detailed below:

                                                   Years
               Office equipment           5 to 7
               Warehouse equipment        5 to 7
               Building and
                 Leasehold Improvements 15 to 31.5


     Depreciation expense for the nine months and fiscal year ended December 31 and March 31, 1997 was $160 and $243, respectively.


2.   Summary of Significant Accounting Policies (continued)

     Property and equipment (continued)

     In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. The Company follows the provisions of SFAS 121 and no adjustment to the fixed assets' carrying values was required as of December 31 and March 31, 1997.

     Other assets

    Other assets consist of deposits on the Company's leased facility, including a deposit towards the purchase of the facility (see Note 5).

     Revenue recognition

     Revenues and related accounts receivable are recorded at the time the products are shipped.

     New Accounting Principles

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting the components of comprehensive income. The Company will adopt SFAS 130 effective fiscal 1999.

3.   Investment in Joint Venture

     During fiscal year ended March 31, 1997, the Company entered into a joint venture, Tri-Fast, to further the Company's sales overseas. The Company's 50% investment is accounted for under the equity method of accounting. As such, the Company's initial investment is adjusted at year end for the proportionate share of the investee's net income or loss.

     At December 31, 1997 the Company's cumulative share of Tri-
     Fast's earnings was $50. At March 31, 1997, the Company's cumulative share of Tri-Fast's losses was $32, which reduced their initial investment of $5 to zero. The
     Company has provided for taxes on these undistributed earnings in its provision for income taxes.

     During the fiscal year ended March 31, 1997, the Company forwarded $23 to Tri-Fast to fund start up expenses, which was repaid during the nine months ended December 31, 1997. The Company also paid commissions of $133 and $81 during the nine months ended December 31, 1997 and fiscal year ended March 31, 1997, respectively, to Tri-Fast for sales obtained through their marketing efforts.




4.   Significant Vendors and Purchase Commitments

     Approximately 80% of the Company's sales are derived from products purchased from three subsidiaries of The Fairchild Corporation (the "Manufacturer"). The Company has entered into three master distribution agreements with the Manufacturer which appoint the Company as nonexclusive "authorized distributor".

     Furthermore, the Company has a contractual arrangement with the Manufacturer whereby a total of approximately $1,020 of product was purchased at 10% of the Manufacturer's cost. When sold, the Company must remit 50% of the invoice price less shipping and handling costs back to the Manufacturer. The aforementioned contract expires in July 2001. Any proceeds derived from the sale of product after the contractual expiration date are retained by the Company. Amounts due to the Manufacturer under the aforementioned arrangement approximated $24 and $66 at December 31 and March 31, 1997, respectively.

     The Company entered into a second contract with the Manufacturer whereby it purchased approximately $1,600 of product on an extended one-year payment schedule. Under the terms of this contract, the Company makes equal quarterly payments with the final payment due June 1998. Amounts due to the Manufacturer under the aforementioned contract approximated $800 at December 31, 1997.

     The Company also warehouses consignment inventory owned by the Manufacturer. As the inventory is sold, the proceeds from the sale are split equally between the Company and the Manufacturer.

     Sales to Fairchild and its subsidiaries were $588 and $830 for the nine months ended December 31, 1997 and fiscal year ended March 31, 1997, respectively.

     Accounts receivable includes $184 and $110 of amounts due from Fairchild and its subsidiaries for the nine months ended December 31, 1997 and fiscal year ended March 31, 1997.

     Accounts payable includes $2,490 and $1,304 of amounts due to Fairchild and its subsidiaries for the nine months ended
     December 31, 1997 and fiscal year ended March 31, 1997.

5.   Commitments and Contingencies

     Leases

     The Company leases its facility under a capital lease. During fiscal 1995, the Company made a $25 deposit towards the purchase of the facility. As set forth in the option to purchase agreement, the Company can exercise the option within six to twelve months of the close of the original lease term on August 31, 1999, or any time during the extension period, which expires August 31, 2004.

5.   Commitments and Contingencies (continued)

     Property and equipment includes the following amounts for leases that have been capitalized:

                                     12/31/97     3/31/97
          Buildings                      $797        $797

          Less--Accumulated depreciation  (84)        (65)
                                          ----        ----
                                          $713        $732
                                          ====        ====

     The future minimum payments related to this lease commitment are as follows at December 31, 1997:

                                               Minimum
                                                Lease
          Period Ended March 31,               Payments

          1998                                     $ 48
          1999                                      193
          2000                                       80
          2001                                      -
          2002                                      -
          Thereafter                                -
                                                   ----
          Total minimum lease payments              321
          Amount representing interest               21
                                                   ----
          Total present value of minimum
            lease payments                          300
          Current portion                           175
                                                   ----
          Total non-current portion                $125
                                                   ====


     Rental expense for the fiscal year ended March 31, 1997 was $1. There was no rent expense during the nine months ended
     December 31, 1997.

6.   Income Taxes

     The Company follows the provisions of Financial Accounting Standards Board's SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. A deferred benefit or expense is recognized for the net change during the period in the deferred tax liability or asset. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The reconciliations between the provision for income taxes and the amounts computed by applying the federal statutory rate of 34% to pre-tax income consists of the following:

                                          12/31/97  3/31/97

       Income tax expense at Federal
         statutory rate                     $2,878   $2,816
       State income taxes, net of
         Federal tax benefit                   496      503
       Effect of permanent difference          (2)      (3)
       Other                                   103     (37)
                                            ------   ------
                                            $3,475   $3,279
                                            ======   ======


       The Company's provision for income taxes consists of the following:


                                          12/31/97  3/31/97
       Current federal                      $3,045   $2,647
       Deferred federal                      (126)      105
       Current state                           556      527
                                            ------   ------
                                            $3,475   $3,279
                                            ======   ======

       The components of the deferred tax asset consists of the following:


                                          12/31/97   3/31/97
       Operating reserves and accruals      $1,071     $912
       Other                                    51       84
                                            ------   ------
                                            $1,122     $996
                                            ======   ======

7.   Common Stock

     During fiscal year ended March 31, 1997, the Company paid cash dividends of $225 to the shareholder. As of December
     31, 1997, the company had declared dividends of $225.

8.   Employee Benefit Plans

     The Company has a defined contribution retirement plan (the "Plan") for all employees who are at least 18 years of age and who have completed at least one year of service. The Company contributed and expensed $44 under the provisions of the Plan for the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997, respectively.

     The Company provides pension benefits for all its employees through a profit-sharing plan under which annual contributions of the Company's income are made at the discretion of management. Such contributions approximated $117 and $156 during the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997, respectively, and were funded by the Company.

9.   Executive Compensation Plan

     The Company has a discretionary executive compensation plan (the "Executive Plan") whereby certain key executives of the Company are paid bonuses which are based upon achieving certain business performance measures.  The
     bonuses paid to      key executives under the     Executive
     Plan during the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997 aggregated $453 and $616, respectively.

10.  Related Party Transactions

     The Company paid $2,200 and $2,100 as executive compensation to the shareholder during the nine months ended December 31, 1997 and the fiscal year ended March 31, 1997, respectively.

     Other receivables of $23 at March 31, 1997 represent amounts due from Tri-Fast (see note 3).

11.  Subsequent Events

     During January 1998, the Company entered into an agreement and was acquired by Fairchild. Under the terms of the agreement, Fairchild acquired the Company effective January 1, 1998. The purchase price was payable in cash and common stock of Fairchild and exceeded the carrying value of the Company's net assets at December 31, 1997.